Exhibit 4

AMENDED AND RESTATED EXCHANGE AGREEMENT

This Amended and Restated Exchange Agreement (this “Agreement”) is made and entered as of October 29, 2024 by and among Invacare Holdings Corporation, a Delaware corporation (“Parent”), Invacare International Holdings Corp., a Delaware corporation (“International Holdings”), Invacare Corporation, an Ohio corporation (“Reorganized Invacare”) and the parties listed on Schedule I that are signatory hereto (each a “Holder”). Capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement (as defined below).

WHEREAS, Parent, International Holdings, Reorganized Invacare and the Holders are party to that certain Exchange Agreement dated as of April 8, 2024 (the “Original Exchange Agreement”);

WHEREAS, Parent, International Holdings, Reorganized Invacare and the Holders desire to amend and restate the Original Exchange Agreement in its entirety;

WHEREAS, the parties hereto, together with certain other persons, are party to that certain Loan and Security Agreement dated as of May 5, 2023, among the borrowers from time to time party thereto, the guarantors from time to time party thereto, the lenders from time to time party thereto and Wilmington Savings Fund Society, FSB (as successor to White Oak Commercial Finance, LLC), as Administrative Agent and Collateral Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, each Holder owns the number of shares of 9.00% Series A Convertible Participating Preferred Stock of Parent (the “Parent Series A Preferred Shares”) set forth opposite such Holder’s name on Schedule I;

WHEREAS, each Holder desires to transfer and exchange the Parent Series A Preferred Shares for (i) a number of shares of Series B Preferred Stock of Parent (“Parent Series B Preferred Shares”) set forth on Schedule I and (ii) the amount set forth on Schedule I, which shall be payable to each such Holder (or its Affiliate) under the terms of the Credit Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable considerations, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree to amend and restate the Original Exchange Agreement in its entirety and agree as follows:

1. Exchange. Subject to the terms and conditions of this Agreement: (i) immediately upon the satisfaction of the conditions set forth in Section 2 hereof, Parent shall issue to International Holdings 5,938,620 shares of Series B Preferred Stock of Parent, (ii) immediately thereafter each Holder shall transfer to International Holdings, and International Holdings shall accept from each Holder, all of the Parent Series A Preferred Shares and any right, title and interest in Parent arising out of Parent Series A Preferred Shares of such Holder set forth opposite such Holder’s name on Schedule I, (iii) immediately thereafter International Holdings shall transfer the number of Parent Series B Preferred Shares held by International Holdings to each Holder as set forth opposite such Holder’s name on Schedule I ((i), (ii) and (iii), the “Share Exchange”), (iv) immediately following the Share Exchange and as further consideration for the Parent Series A Preferred Shares, the amount payable to each Holder under the Credit Agreement (or in the event that a Holder is not a Lender under the Credit Agreement, an Affiliate of such Holder who is a Lender under the Credit Agreement) shall be increased under the terms of the Credit Agreement in the amount set forth on Schedule I (the “Converted Debt Amount”), and (v) immediately thereafter, International Holdings shall relinquish any right and interests that International Holdings has in the Parent Series A Preferred Shares and Parent shall cancel all of the exchanged Parent Series A Preferred Shares. Concurrent with or promptly following the Share Exchange, but in no event more than [five (5) Business Days] following the Share

Exchange, Parent and International Holdings shall cause its transfer agent to transfer such Parent Series B Preferred Shares from International Holdings to Holder on Parent’s books and records in book-entry form. For the avoidance of doubt, from the date hereof until the Series B Preferred Shares are issued pursuant to this Agreement, Parent may not take any action that would require the consent or approval of the holders of the Series B Preferred Shares without the consent or approval of such required holders as if all the Series B Preferred Shares were issued on the date hereof. Notwithstanding the foregoing, any Parent Series B Preferred Shares received by any Holder pursuant to the Share Exchange shall be deemed to have been issued or transferred to the relevant Holder and such Holder shall be deemed to be a holder of such Parent Series B Preferred Shares as of the close of business on the date hereof and the register of stockholders of Parent shall be updated accordingly.

2. Conditions Precedent. The consummation of the transactions contemplated hereby shall be conditioned upon:

(a) Parent’s filing for immediate effectiveness and receipt of confirmation from the Secretary of State of the State of Delaware of acceptance of such filing of the Amended and Restated Certificate of Designations of Series A Preferred Stock of Parent in the form set forth on Exhibit A (the “A&R Series A COD”).

(b) Parent’s filing for immediate effectiveness and receipt of confirmation from the Secretary of State of the State of Delaware of acceptance of such filing of the Certificate of Designations of Series B Preferred Stock of Parent substantially in the form set forth on Exhibit B (“Series B COD”).

3. Representations and Warranties. Parent, International Holdings and Reorganized Invacare hereby represents and warrants to each Holder as follows as of the date hereof:

(a) Board Approval. The board of directors of Parent has determined that the A&R Series A COD and the Series B COD and the filing thereof with the Secretary of State of the State of Delaware has been approved and is in the best interests of Parent, and has recommended that the requisite stockholders of Parent approve the A&R Series A COD and the Series B COD, and such approval has not been amended, rescinded or modified.

(b) Stockholder Consent. The stockholders of Parent whose consent is necessary to approve the A&R Series A COD and the Series B COD and the filing thereof have so consented to and approved the A&R Series A COD and the Series B COD and the filing thereof.

(c) Valid Issuance of Securities. Upon the consummation of the transactions hereunder, the Parent Series B Preferred Shares will be duly authorized, validly issued, fully paid and non-assessable.

(d) Authority

i. All corporate action on the part of Parent, International Holdings and Reorganized Invacare necessary for the authorization, execution, and delivery of this Agreement, and the agreements and other documents contemplated hereby and thereby, the performance of all obligations of Parent, International Holdings and Reorganized Invacare hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby has been taken. The board of directors of each of Parent, International Holdings and Reorganized Invacare has determined that the transactions contemplated hereby and thereby (the “Transactions”) are in the best interests of Parent, International Holdings and Reorganized Invacare, as applicable, have approved the Transactions and have, as applicable, recommended that the requisite stockholders of each of Parent, International Holdings and Reorganized Invacare approve the Transactions and such approval has not been amended, rescinded or modified. The stockholders of each of Parent,

International Holdings and Reorganized Invacare whose consent is necessary to approve this Agreement and the Transactions have so consented to and approved this Agreement and the Transactions. This Agreement, and the agreements and other documents contemplated hereby and thereby to which Parent, International Holdings and Reorganized Invacare is a party are valid and legally binding obligations of Parent, International Holdings and Reorganized Invacare, as applicable, enforceable against Parent, International Holdings and Reorganized Invacare, as applicable, in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally and laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

ii. The execution and delivery of this Agreement by each of Parent, International Holdings or Reorganized Invacare does not, and the performance by Parent, International Holdings and Reorganized Invacare, as applicable, of their respective obligations and the consummation of the transactions contemplated hereby, will not (i) contravene any provision of the organizational documents of Parent, International Holdings or Reorganized Invacare, (ii) constitute a material breach by Parent, International Holdings, Reorganized Invacare or any of their Subsidiaries or result in a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a breach or default) by Parent, International Holdings or Reorganized Invacare under any material contract or (iii) violate in any material respect any provision of any laws to which Parent, International Holdings or Reorganized Invacare or any of their Subsidiaries, except in the case of clauses (ii) and (iii), for any breach, default or violation that would not have a material adverse effect on Parent and its Subsidiaries taken as a whole or materially and adversely affect the ability of Parent or its Subsidiaries to consummate the transactions contemplated hereby.

(e) Capitalization

i. Parent. Other than (A) that warrant issued to Azurite Management LLC pursuant to that certain Warrant Agreement, dated as of September 15, 2023, by and between Parent and Azurite Management LLC; (B) as set forth in or expressly permitted by that certain chapter 11 plan of reorganization of Parent and its debtor subsidiaries in the Bankruptcy Case [Docket No. 502], as confirmed by the Bankruptcy Court in its Order Confirming the Debtors’ First Amended Joint Chapter 11 Plan of Invacare Corporation and its Debtor Affiliates (Technical Modifications) [Docket No. 522], including, for the avoidance of doubt, the 16,180,905 shares of common stock, par value $0.001 per share (“Common Stock”) issuable upon the exercise of outstanding restricted stock units and stock options under the Invacare Holdings Corporation 2023 Management Incentive Plan; and (C) the issuance of 10,407,745 shares of Common Stock of Parent to certain Lenders or their Affiliates pursuant to those certain Common Stock Subscription Agreements, dated as of March 13, 2024: (i) Parent has not issued any capital stock and there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of Parent or obligating Parent to issue or sell any shares of capital stock of, or any other interest in, Parent, (ii) Parent does not have outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights, and (iii) there are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the capital stock of Parent. Furthermore, Parent represents and warrants that since May 5, 2023, Parent has not received any notice to convert any of its outstanding options, warrants, convertible securities or debt, or similar rights into common shares or other capital stock of Parent.

ii. International Holdings. The authorized capital stock of International Holdings consists of one hundred shares of Common Stock, par value $0.001 per share, one hundred shares of which are issued and outstanding as of the date hereof and held by Parent. There are no other warrants, preemptive or other rights, options, calls, commitments, conversion privileges, or other agreements (all of the foregoing being collectively referred to as the “International Holdings Options”) of International Holdings outstanding on the date hereof and there are no existing International Holdings Options obligating International Holdings to issue any or all of its authorized and unissued capital stock, or any International Holdings Option convertible into and/or exchangeable for capital stock of International Holdings. Other than as previously set forth, International Holdings has no capital stock of any class authorized or outstanding.

iii. Reorganized Invacare. The authorized capital stock of Reorganized Invacare consists of one hundred shares of Common Stock, no par value per share, one hundred shares of which are issued and outstanding as of the date hereof, which are held by Parent. There are no other warrants, preemptive or other rights, options, calls, commitments, conversion privileges, or other agreements (all of the foregoing being collectively referred to as the “Reorganized Invacare Options”) of Reorganized Invacare outstanding on the date hereof and there are no existing Reorganized Invacare Options obligating Reorganized Invacare to issue any or all of its authorized and unissued capital stock, or any Reorganized Invacare Option convertible into and/or exchangeable for capital stock of Reorganized Invacare. Other than as previously set forth, Reorganized Invacare has no capital stock of any class authorized or outstanding except as identified herein.

(f) No Litigation. To the knowledge of Parent, International Holdings and Reorganized Invacare, as of the date of this Agreement, no action, suit, proceeding is pending against Parent, International Holdings or Reorganized Invacare with respect to execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

4. Representations and Warranties of Holder. Each Holder hereby represents to Parent as follows as of the date hereof:

(a) Investigation; Accredited Investor. The Parent Series B Preferred Shares are being acquired for such Holder’s own account, for investment and not with a view to the distribution or resale thereof. Such Holder understands that the Parent Series B Preferred Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities or blue sky laws, by reason of their issuance in a transaction exempt from the registration requirements thereunder and may not be resold unless a subsequent disposition thereof is registered thereunder (Parent being under no obligation to so register) or is exempt from registration thereunder (and acknowledges that an investment in Parent Series B Preferred Shares is highly speculative and involves a high degree of risk of loss of such Holder’s entire investment in Parent Series B Preferred Shares and Parent has not provided such Holder with any indication of any value of the Parent Series B Preferred Shares). Such Holder has access to the same kind of information which would be available in a registration statement filed under the Securities Act. (i) Such Holder is an accredited investor as defined in Rule 501 promulgated by the Securities and Exchange Commission (“SEC”), (ii) none of the “Bad Actor” disqualifying events described in Rule 506(d)(1)(i) to (viii) promulgated under Securities Act, except for a disqualifying event covered by Rule 506(d)(2) or (d)(3) under the Securities Act, are applicable to such Holder, and (iii) such Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Parent Series B Preferred Shares (and is able to bear the risks of an investment in the Parent Series B Preferred Shares).

(b) Title to Shares. Such Holder has valid title to the shares of Parent Series A Preferred Shares set forth opposite its name on Schedule I, and such shares of Parent Series A Preferred Shares are owned by such Holder free and clear of any security interest, lien or any restriction on transfer (collectively, “Encumbrances”), other than those imposed by the Securities Act or other securities laws, and will be transferred to International Holdings free of any Encumbrances (other than those imposed by the Securities Act or other securities laws).

(c) No Litigation. To the knowledge of such Holder, as of the date of this Agreement, no action, suit or proceeding is pending against such Holder with respect to the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(d) Authority. All corporate action on the part of such Holder necessary for the authorization, execution, and delivery of this Agreement and the agreements and other documents contemplated hereby and thereby, the performance of all obligations of such Holder hereunder and thereunder and the consummation of the Transactions. As of the date hereof, this Agreement and the agreements and other documents contemplated hereby and thereby to which such Holder is a party are valid and legally binding obligations of such Holder, as applicable, enforceable against such Holder, as applicable, in accordance with their terms, subject to, (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

5. Miscellaneous

(a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

(b) Notices. All notices and other communications under this Agreement must be in writing and are deemed duly delivered when (a) delivered, if delivered personally or by nationally recognized overnight courier service (costs prepaid), (b) sent by facsimile with confirmation of transmission by the transmitting equipment (or, the first business day following such transmission if the date of transmission is not a business day), or (c) sent by electronic mail with confirmation of delivery; in each case to the addresses, facsimile numbers or electronic mail address and marked to the attention of the individual (by name or title) set forth on the signature pages hereto (or to such other address, facsimile number or individual as a party may designate by notice to the other parties).

(c) Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements and conditions, express or implied, oral or written. This Agreement may only be waived or amended in a writing executed by each party hereto. No waiver of any provision of this Agreement shall constitute a waiver of any other provision hereof or constitute a similar waiver.

(d) Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

(e) Severability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

(f) Further Assurances. The parties hereto shall take all such reasonable and lawful actions which may be necessary or appropriate in order to effectuate the Transactions.

(g) Assignment. No party hereto may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties; provided that, a Holder shall each be permitted to assign its respective rights, interests and obligations (in whole or in part) to any of its Affiliates (as defined in the Credit Agreement) without obtaining any consent; provided that prior written notice is provided to Parent. Any purported assignment or delegation, except as expressly permitted pursuant to this Section 5(h), shall be void and without effect. Subject to the foregoing, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties.

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IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Exchange Agreement as of the date first above written.

PARENT:

Invacare Holdings Corporation

By:	/s/ Kai Zhu
Name:	Kai Zhu
Title:	Senior Vice President and Chief Financial Officer

INTERNATIONAL HOLDINGS:

Invacare International Holdings Corp.

By:	/s/ Kai Zhu
Name:	Kai Zhu
Title:	Senior Vice President and Chief Financial Officer

REORGANIZED INVACARE:

Invacare Corporation

By:	/s/ Kai Zhu
Name:	Kai Zhu
Title:	Senior Vice President and Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Exchange Agreement as of the date first above written.

HOLDER:

DAVIDSON KEMPNER ARBITRAGE,
EQUITIES AND RELATIVE VALUE LP

By: Davidson Kempner Multi-Strategy GP II LLC, its general partner

By: Davidson Kempner Liquid GP Topco LLC, its managing member

By:	/s/ Gabriel T. Schwartz
Name:	Gabriel T. Schwartz
Title:	Co-Deputy Executive Managing Member

Address: [***]
Email: [***]

IN WITNESS WHEREOF, each Holder has duly executed this Agreement as of the day and year first above written.

HOLDER:

M.H. DAVIDSON & CO.

By: M.H. Davidson & Co. GP, L.L.C., its general partner

By: Davidson Kempner Liquid GP Topco LLC, its managing member

By:	/s/ Gabriel T. Schwartz
Name:	Gabriel T. Schwartz
Title:	Co-Deputy Executive Managing Member

Address: [***]

Email: [***]

IN WITNESS WHEREOF, each Holder has duly executed this Agreement as of the day and year first above written.

HOLDER:

DG VALUE PARTNERS, LP

By: DG Capital Management, LLC, its investment manager

By:	/s/ Dov Gertzulin
Name: Dov Gertzulin
Title: Managing Member

Address: [***]

Email: [***]

IN WITNESS WHEREOF, each Holder has duly executed this Agreement as of the day and year first above written.

HOLDER:

DG VALUE PARTNERS II MASTER FUND, LP

By: DG Capital Management, LLC, its investment manager

By:	/s/ Dov Gertzulin
Name: Dov Gertzulin
Title: Managing Member

Address: [***]

Email: [***]

IN WITNESS WHEREOF, each Holder has duly executed this Agreement as of the day and year first above written.

HOLDER:

YAKAR ALTERNATIVES CLAT LLC

By: DG Capital Management, LLC, its investment manager

By:	/s/ Dov Gertzulin
Name: Dov Gertzulin
Title: Managing Member

Address: [***]

Email: [***]

IN WITNESS WHEREOF, each Holder has duly executed this Agreement as of the day and year first above written.

HOLDER:

YAKAR ALTERNATIVES LLC

By: DG Capital Management, LLC, its investment manager

By:	/s/ Dov Gertzulin
Name: Dov Gertzulin
Title: Managing Member

Address: [***]

Email: [***]

IN WITNESS WHEREOF, each Holder has duly executed this Agreement as of the day and year first above written.

HOLDER:

PPG HEDGE FUND HOLDINGS LLC

By: DG Capital Management, LLC, its investment manager

By:	/s/ Dov Gertzulin
Name: Dov Gertzulin
Title: Managing Member

Address: [***]

Email: [***]

IN WITNESS WHEREOF, each Holder has duly executed this Agreement as of the day and year first above written.

HOLDER:

MACYRC LLC

By: DG Capital Management, LLC, its investment manager

By:	/s/ Dov Gertzulin
Name: Dov Gertzulin
Title: Managing Member

Address: [***]

Email: [***]

IN WITNESS WHEREOF, each Holder has duly executed this Agreement as of the day and year first above written.

HOLDER:

2016 Alan Shamah Discretionary Trust

By: DG Capital Management, LLC, its investment manager

By:	/s/ Dov Gertzulin
Name: Dov Gertzulin
Title: Managing Member

Address: [***]

Email: [***]

IN WITNESS WHEREOF, each Holder has duly executed this Agreement as of the day and year first above written.

HOLDER:

THE SAM AND HELENE WIEDER FAMILY TRUST

By: DG Capital Management, LLC, its investment manager

By:	/s/ Dov Gertzulin
Name: Dov Gertzulin
Title: Managing Member

Address: [***]

Email: [***]

IN WITNESS WHEREOF, each Holder has duly executed this Agreement as of the day and year first above written.

HOLDER:

TITAN EQUITY GROUP LLC

By: DG Capital Management, LLC, its investment manager

By:	/s/ Dov Gertzulin
Name: Dov Gertzulin
Title: Managing Member

Address: [***]

Email: [***]

IN WITNESS WHEREOF, each Holder has duly executed this Agreement as of the day and year first above written.

HOLDER:

TENOR OPPORTUNITY MASTER FUND, LTD.

By:	/s/ Daniel Kochav
Name: Daniel Kochav
Title: Director

Address: [***]

Email: [***]

IN WITNESS WHEREOF, each Holder has duly executed this Agreement as of the day and year first above written.

HOLDER:

BLACKWELL PARTNERS LLC-SERIES B

By: Silverback Asset Management, LLC, its Investment Manager

By:	/s/ Laura Kleber
Name: Laura Kleber
Title: CCO

Address: [***]

Email: [***]

IN WITNESS WHEREOF, each Holder has duly executed this Agreement as of the day and year first above written.

HOLDER:

KASAD2, LP

By: Silverback Asset Management, LLC, its Investment Manager

By:	/s/ Laura Kleber
Name: Laura Kleber
Title: CCO

Address: [***]

Email: [***]

IN WITNESS WHEREOF, each Holder has duly executed this Agreement as of the day and year first above written.

HOLDER:

SILVERBACK OPPORTUNISTIC CREDIT MASTER FUND LIMITED

By: Silverback Asset Management, LLC, its Investment Manager

By:	/s/ Laura Kleber
Name: Laura Kleber
Title: CCO

Address: [***]

Email: [***]

IN WITNESS WHEREOF, each Holder has duly executed this Agreement as of the day and year first above written.

HOLDER:

SILVERBACK CONVERTIBLE MASTER FUND LIMITED

By: Silverback Asset Management, LLC, its Investment Manager

By:	/s/ Laura Kleber
Name: Laura Kleber
Title: CCO

Address: [***]

Email: [***]

IN WITNESS WHEREOF, each Holder has duly executed this Agreement as of the day and year first above written.

HOLDER:

PM MANAGER FUND, SPC-SEGREGATED PORTFOLIO 33

By: PAAMCO Prisma, its Advisor

By:	/s/ Vince Cutello
Name: Vince Cutello
Title: Chief Operating Officer

Address: [***]

Email: [***]

IN WITNESS WHEREOF, each Holder has duly executed this Agreement as of the day and year first above written.

HOLDER:

ENDURANT HEALTH MASTER FUND LP

By: Endurant Capital Management LP, its investment manager

By:	/s/ Chris Ronan
Name: Chris Ronan
Title: COO/CFO

Address: [***]

Email: [***]

IN WITNESS WHEREOF, each Holder has duly executed this Agreement as of the day and year first above written.

HOLDER:

ONE OAK MULTI-STRATEGY MASTER FUND, LTD.

By: Endurant Capital Management LP, its Sub-Advisor

By:	/s/ Chris Ronan
Name: Chris Ronan
Title: COO/CFO

Address: [***]

Email: [***]

Schedule I

Holder	Parent Series A Preferred Shares Held	Parent Series B Preferred Shares	Converted Debt Draw Amount
DG Value Partners, LP	122,677	122,677	$3,240,065.60
DG Value Partners II Master Fund, LP	1,186,022	1,186,022	$31,324,446.21
Yakar Alternatives CLAT LLC	21,328	21,328	$563,301.35
Yakar Alternatives LLC	7,403	7,403	$195,523.25
PPG Hedge Fund Holdings LLC	14,588	14,588	$385,288.82
MACYRC LLC	25,641	25,641	$677,213.51
2016 Alan Shamah Discretionary Trust	10,942	10,942	$288,993.03
The Sam and Helene Wieder Family Trust	9,190	9,190	$242,720.34
Titan Equity Group LLC	10,211	10,211	$269,686.33
Blackwell Partners LLC-Series B	304,216	304,216	$8,034,756.29
KASAD 2, LP	280,830	280,830	$7,417,100.38
Silverback Opportunistic Credit Master Fund Limited	173,315	173,315	$4,577,483.72
Silverback Convertible Master Fund Limited	154,619	154,619	$4,083,697.06
Tenor Opportunity Master Fund, Ltd.	713,698	713,698	$18,849,730.12
Davidson Kempner Arbitrage, Equities and Relative Value LP*	459,417	459,417	$12,133,824.76
M.H. Davidson & Co.&*	13,448	13,448	$355,179.88
PM Manager Fund, SPC-Segregated Portfolio 33	1,925,998	1,925,998	$50,868,213.88
Endurant Health Master Fund LP	353,877	353,877	$9,346,370.52
One Oak Multi Strategy Master Fund Ltd.	151,200	151,200	$3,993,396.64

*

The Converted Debt Draw Amount of Davidson Kempner Arbitrage, Equities and Relative Value LP and M.H. Davidson & Co. will be deemed to have increased the amount payable to their Affiliate, Midtown Acquisition, L.P., under the Credit Agreement.

Exhibit A

A&R Series A COD

Exhibit B

Series B COD